UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2011 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 617-402-1000

________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2011, athenahealth, Inc. (the “Company”) announced the closing of its purchase of a resort and conference center, including 106 cabins, on approximately 396 acres of land located along Route 1 in the towns of Northport and Lincolnville in Waldo County, Maine (the “Property”) for a purchase price of $7,700,000, which was adjusted for certain working capital adjustments to arrive at a total cash consideration of $6,988,000. The Company entered into a Purchase and Sale Agreement, dated March 29, 2011, and as amended on May 12 and May 26, 2011 (the “Agreement”) with Point Lookout, LLC for the purchase of the Property. The Agreement contains representations, warranties and covenants of the parties, closing conditions and indemnification and other customary provisions. The Company intends to utilize the facility as the Company’s new client and employee training center. The Company intends to keep the Property open to the public for events and accommodations to help cover the costs of owning the facility.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)
June 29, 2011	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein SVP, General Counsel, and Secretary